VERTICAL COMPUTER SYSTEMS, INC.
PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
EXHIBIT 99.3.B
THREE MONTHS ENDED MARCH 31, 2000
(UNAUDITED)

                                                                     VERTICAL                     PRO FORMA
                                                                     COMPUTER                    STATEMENT OF
                                                                      SYSTEMS     PRO FORMA       OPERATIONS
                                                                     UNAUDITED    ADJUSTMENT     (UNAUDITED)
Sales and revenues                                                   $  56,622                    $  56,622
Cost of sales                                                           10,606                       10,606
                                                                    ---------------------------------------
Gross profit                                                            46,016           --          46,016
Selling, general and administrative expense                            515,901                      515,901
                                                                    ---------------------------------------
Loss from operations                                                  (469,885)          --        (469,885)
Dividend applicable to preferred stock                                  10,590                       10,590
                                                                    =======================================
Net loss available to common shareholders                            $(480,475)   $      --       $(480,475)
                                                                    =======================================
                                                                                                         --
Basic loss per common share                                          $  (0.001)                   $  (0.001)
                                                                    ===========                  ===========

Basic weighted average shares outstanding, in millions                   682.2          2.0           684.2
                                                                    ===========                  ===========

Diluted loss per common share                                        $  (0.001)                   $  (0.001)
                                                                    ===========                  ===========

Diluted weighted average number of shares outstanding, in millions       682.2          2.0           684.2
                                                                    ===========                  ===========


The adjustment records the effect of the acquisition and merger which resulted in an increase in the weighted average shares outstanding. Scientific Fuel Technologies, Inc. had no operations during the period.